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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 6, 2005
(Date of earliest event reported)

ALDERWOODS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-33277 (Commission File Number)	52-1522627 (IRS Employer Identification No.)
311 Elm Street, Suite 1000, Cincinnati, Ohio 45202 (Address of Principal Executive Offices, including Zip Code)
(513) 768-7400 (Registrant's telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        Set forth below is a description of certain legal proceedings involving Alderwoods Group, Inc. (the "Company").

        Funeral Consumers Alliance, Inc. et al v. Alderwoods Group, Inc. et al; In the United States District Court for the Northern District of California; Case No. C0501804. This lawsuit, filed in April 2005 and served on the Company in May 2005, is a purported class action on behalf of all persons and entities that have purchased caskets in the United States. The suit names as defendants the Company and four other public companies involved in the funeral or casket industry. The plaintiffs allege that defendants violated federal and state antitrust laws by engaging in anticompetitive practices with respect to sales of caskets and overcharged for caskets. The lawsuit seeks injunctions, an unspecified amount of monetary damages and treble damages. Since this lawsuit is in its preliminary stages, no discovery has occurred, and the Company cannot quantify its ultimate liability, if any, for the payment of damages. The Company believes the plaintiffs' claims are without merit and intends to vigorously defend itself in this action.

        Ralph Fancher et al v. Alderwoods Group, Inc. et al; In the United States District Court, Eastern District of Tennessee at Greenville; Case No. 2:05CV145. This lawsuit, filed and served on the Company in May 2005, makes claims similar to those made in the Funeral Consumers Alliance lawsuit, again purporting to allege a national class action and seeking relief which would be essentially duplicative of that sought in the Funeral Consumers Alliance lawsuit. Since this lawsuit is in its preliminary stages, no discovery has occurred, and the Company cannot quantify its ultimate liability, if any, for the payment of damages. The Company believes the plaintiffs' claims are without merit and intends to vigorously defend itself in this action.

        Richard Sanchez et al v. Alderwoods Group, Inc. et al; In the Superior Court of the State of California, for the County of Los Angeles, Central District; Case No. BC328962. This lawsuit, filed in February 2005 and served on the Company in April 2005, seeks to certify a nationwide class on behalf of all plaintiffs who purchased funeral goods and services from the Company. Plaintiffs allege that federal and California regulations and statutes required the Company to disclose its markups on all items obtained from third parties in connection with funeral service contracts and that the failure to make certain disclosures of markups resulted in breach of contract and other legal claims. Plaintiffs seek to recover an unspecified amount of monetary damages, attorneys' fees, costs and unspecified "injunctive and declaratory relief." Since this lawsuit is in its preliminary stages, no discovery has occurred, and the Company cannot quantify its ultimate liability, if any, for the payment of damages. The Company believes the plaintiffs' claims are without merit and intends to vigorously defend itself in this action.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alderwoods Group, Inc.
By:	/s/ ELLEN NEEMAN Ellen Neeman Senior Vice President, Legal & Compliance, Corporate Secretary

Date: June 6, 2005

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  Item 8.01. Other Events.
SIGNATURE